                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 14, 2000


                          Storage Computer Corporation
         ---------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


              DELAWARE                             1-13616                         02-045093
 -------------------------------         -----------------------        ---------------------------------
(State or other jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
        incorporation)



        11 Riverside Street, Nashua, NH                                           03062-1373
--------------------------------------------------                            ------------------
    (Address of Principal Executive Offices)                                      (Zip Code)


       Registrant's telephone number, including area code: (603) 880-3005


                                 Not Applicable
                           --------------------------
       (Registrant's Name of Former Address, if Change Since Last Report)

         The undersigned Registrant hereby amends paragraphs (a), (b) and (c) of
Item 7 of its Current Report on Form 8-K dated September 29, 2000, to read in their entireties as follows. This amendment includes the Financial Statements of the Business Acquired, the Pro Forma Financial Information and the Consent of the Independent Auditors.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On September 14, 2000, Storage Computer Corporation (the "Registrant") acquired CyberStorage Systems Corporation, a Delaware corporation ("CyberStorage"), by way of the merger (the "Merger") of Cyber Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant ("Cyber Acquisition Corp."), with and into CyberStorage. The Merger was consummated pursuant to the terms and conditions of an Agreement and Plan of Reorganization dated as of August 22, 2000, by and among the Registrant, Cyber Acquisition Corp. and CyberStorage, as amended by Amendment No. 1 Agreement and Plan of Reorganization, dated as of September 14, 2000 (together, the "Merger Agreement"). As a result of the Merger, CyberStorage became a wholly-owned subsidiary of Registrant. Pursuant to the terms of the Merger Agreement, the outstanding capital stock, warrants and options of CyberStorage were exchanged for an aggregate of 2,200,000 shares of common stock and options to purchase common stock of Registrant. The aggregate purchase price for CyberStorage was determined through arms-length negotiations between the parties, taking into account the value of companies comparable to CyberStorage. The Merger was structured as and will be treated by the Registrant as a purchase for accounting purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.



                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
CYBERSTORAGE SYSTEMS CORPORATION
Nashua, New Hampshire

We have audited the accompanying balance sheets of CyberStorage Systems Corporation as of August 31, 2000 and September 30, 1999, and the related statements of income, accumulated deficit, and cash flows for the eleven months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberStorage Systems Corporation as of August 31, 2000 and September 30, 1999, and the results of its operations and its cash flows for the eleven months and year then ended in conformity with generally accepted accounting principles.

/s/  Melanson, Heath & Company P.C.


Nashua, New Hampshire
October 11, 2000

                        CYBERSTORAGE SYSTEMS CORPORATION

                                 Balance Sheets
                     August 31, 2000 and September 30, 1999

                                                                  August 31,      September 30,
                                                                    2000              1999
                                                                 -----------      ------------
                                                  ASSETS
Current Assets:
     Cash and cash equivalents                                   $    46,944       $   100,293
     Accounts receivable, net                                        649,345           579,756
     Inventory                                                       222,723            95,468
     Prepaid expenses                                                  3,977             1,325
                                                                 -----------       -----------
        Total Current Assets                                         922,989           776,842

Property and equipment, net                                          108,983            72,258
Deposits                                                              16,747            17,484
Other assets, net                                                    345,785           374,019
                                                                 -----------       -----------
TOTAL ASSETS                                                     $ 1,394,504       $ 1,240,603
                                                                 -----------       -----------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
     Current portion of long term debt                           $   125,000       $        --
     Line of credit                                                  395,000                --
     Note payable                                                         --            50,000
     Accounts payable                                                313,367           368,559
     Accrued expenses and other liabilities                          292,184           290,441
     Current portion notes payable, related parties                  133,219           224,554
                                                                 -----------       -----------
        Total Current Liabilities                                  1,258,770           933,554

Long Term Liabilities:
     Long term debt, net of current portion                          375,000           500,000
     Deferred compensation                                           202,834           202,834
     Notes payable, related parties, net of current portion          394,550           506,478
                                                                 -----------       -----------
        Total Liabilities                                          2,231,154         2,142,866
                                                                 -----------       -----------
Stockholders' Deficit:
     Common stock                                                        101             2,800
     Additional paid-in capital                                       17,466                --
     Accumulated deficit                                            (854,217)         (905,063)
                                                                 -----------       -----------
        Total Stockholders' Deficit                                 (836,650)         (902,263)
                                                                 -----------       -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' DEFICIT                                          $ 1,394,504       $ 1,240,603
                                                                 -----------       -----------

                     See notes to the financial statements.

                        CYBERSTORAGE SYSTEMS CORPORATION

                  Statements of Income and Accumulated Deficit
                        For Eleven Months and Year Ended



                                              August 31,      September 30,
                                                2000              1999
                                            -----------       ------------
Sales, net                                  $ 3,881,159       $ 2,328,518

Cost of sales                                 2,027,903         1,406,622
                                            -----------       -----------

     Gross profit                             1,853,256           921,896

Research and development                        617,289           349,031

Selling and marketing                           436,751           440,027

General and administrative expenses             631,257           639,266
                                            -----------       -----------

     Income (Loss) From Operations              167,959          (506,428)

Other Income and (Expenses):
     Interest expense                          (118,605)          (68,291)

     Other income                                 1,492             4,558
                                            -----------       -----------

     Total Other Income and (Expenses)         (117,113)          (63,733)
                                            -----------       -----------

     Net Income (Loss)                           50,846          (570,161)

Accumulated deficit, beginning                 (905,063)         (334,902)
                                            -----------       -----------

Accumulated deficit, ending                 $  (854,217)      $  (905,063)
                                            ===========       ===========


           See notes to the financial statements.

                        CYBERSTORAGE SYSTEMS CORPORATION

                            Statements of Cash Flows
                      For the Eleven Months and Year Ended


                                                            August 31,      September 30,
                                                               2000             1999
                                                            ----------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                      $  50,846       $(570,161)
     Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization                             50,507          43,368
     Accounts receivable                                      (69,589)       (370,883)
     Inventory                                               (127,255)        (24,443)
     Prepaid expenses                                          (2,652)            (28)
     Deposits                                                     737          (4,676)
     Accounts payable                                         (55,192)        120,038
     Accrued expenses and other liabilities                     1,743         187,233
                                                            ---------       ---------

     Net cash provided (used) by operating activities        (150,855)       (619,552)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash payments for the purchase of property               (58,998)        (20,865)
                                                            ---------       ---------

     Net cash provided (used) by investing activities         (58,998)        (20,865)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit                             395,000              --
     Proceeds from issuance of long term debt                      --         500,000
     Proceeds from issuance of short term debt, net                --          76,000
     Payments of short term debt                              (50,000)             --
     Proceeds from notes payable, related parties                  --         156,752
     Payments of notes payable, related parties              (203,263)             --
     Proceeds from sale of stock                                    4             800
     Paid-in capital                                           14,763              --
                                                            ---------       ---------

     Net cash provided (used) by financing activities         156,504         733,552
                                                            ---------       ---------

Net increase / (decrease)                                     (53,349)         93,135

Cash and cash equivalents, beginning                          100,293           7,158
                                                            ---------       ---------

Cash and cash equivalents, ending                           $  46,944       $ 100,293
                                                            =========       =========

               See notes to the financial statements.

                        CYBERSTORAGE SYSTEMS CORPORATION

                  ARTICLE 1. Notes to the Financial Statements

                     August 31, 2000 and September 30, 1999



1.       NATURE OF BUSINESS:

         The Company designs, manufactures, markets and services a full line of innovative storage management and multimedia solutions based upon patented and patent pending technologies. The Company's focus is in providing high performance integrated storage and network solutions for the worldwide digital communications market, with applications in digital prepress graphics and medical imaging and media capture and delivery; including video-on-demand. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of those customers. It maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The following is a summary of significant accounting policies of the Company used in preparing and presenting the accompanying financial statements:

         BUSINESS PURCHASE

         In May 1998, the Company purchased the assets of CyberStorage Systems, Inc., under the terms set for in CyberStorage Systems, Inc.'s Amended Liquidating Plan of Reorganization filed while in Chapter 11. The assets were purchased for approximately $600,000 in exchange for the assumption of post petition liabilities and a short-term note payable in the amount of $60,000. The purchase method was used to account for the acquisition, and the purchase was allocated as follows:

                    Current Assets                                $160,000

                    Property and Equipment                          50,000

                    Other Assets                                   390,000
                                                                  --------

                    Total Assets Purchased                        $600,000
                                                                  ========

         The Company continued the operation of the CyberStorage Systems, Inc. business under the CyberStorage Systems trade name.

         NAME CHANGE

         The Company was originally incorporated as TLJ Enterprises, Inc., in February of 1998. On August 9, 1999 the Articles of Organization were restated, amending the original Articles. Among the changes was the name change of TLJ Enterprises, Inc. to CyberStorage Systems Corporation.

         METHOD OF ACCOUNTING

         The Company uses the accrual method of accounting for both financial and tax reporting purposes. This method recognizes revenues and expenses and the related assets and liabilities when earned or incurred without regard to the time of receipt or payment. Sales and corresponding accounts receivable are recorded when the product is shipped or the services are performed. Maintenance, training, and support revenue whether attached to product licenses or priced separately, is recognized ratably over the maintenance period.

         CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents. As of August 31, 2000 and September 30, 1999 cash consists of deposits in checking accounts; there are no cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The adequacy of the allowance for doubtful accounts is reviewed regularly by the Company's management and adjusted as required through the provision for doubtful accounts (Bad Debt Expense). In determining the amount required in the allowance account management considers a variety of factors including risk characteristics of the selected accounts, number of days outstanding and current economic conditions. The Company's management reserves the right to pursue previously written-off accounts. For the eleven months and year ended August 31, 2000 and September 30, 1999 bad debt expense of $0 and $18,622, respectively, was charged to operations.

         INVENTORY

         Inventory is valued at the lower of cost or market on the first-in, first-out (FIFO) basis.

         PROPERTY AND EQUIPMENT AND DEPRECIATION

         Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method in amounts sufficient to relate to the cost of depreciable assets to operations over their estimated useful lives for book purposes. Leasehold improvements are amortized over the shorter of their estimated useful lives or the period of the lease. The cost of maintenance and repairs is charged to expense as incurred while renewals and betterment's are capitalized. Upon sale or other disposition, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

         AMORTIZATION

         Other assets such as goodwill, prepaid loan fees, and reorganization fee costs are amortized over their estimated useful lives (generally 5-15 years) using the straight line method.

         FOREIGN CURRENCY

         The functional currency of the Company is in U.S. dollars. Accordingly, assets and liabilities of the Company are stated in that currency.
         The Company requires all amounts collected from foreign customers to be paid in U.S. dollars.

3.       ACCOUNTS RECEIVABLE:

         The amounts outstanding are as follows as of:

                                                       August 31,  September 30,
                                                         2000          1999
                                                       ---------   -------------
          Accounts receivable                          $666,845      $597,256
             Less:  allowance for doubtful accounts     (17,500)      (17,500)
                                                       --------      --------
          Accounts receivable, net                     $649,345      $579,756
                                                       ========      ========

4.       PROPERTY AND EQUIPMENT:

         Property and equipment is summarized below as of:

                                                       August 31,  September 30,
                                                          2000          1999
                                                       ---------   -------------

           Machinery and equipment                     $134,928      $ 75,930

           Furniture and fixtures                        14,913        14,913

           Leasehold improvements                         1,801         1,801
                                                       --------      --------
                                                        151,642        92,644
           Less: accumulated depreciation               (42,659)      (20,386)
                                                       --------      --------

          Property and equipment, net                  $108,983      $ 72,258


Depreciation expense for the eleven month period ended August 31, 2000 and the year ended September 30, 1999 was $22,273 and $13,650, respectively.

5.       OTHER ASSETS:

         The following is a summary of other assets as of:

                                                       August 31,  September 30,
                                                          2000         1999
                                                       ----------  -------------

           Goodwill                                    $ 388,758     $388,758

           Prepaid organization fees                      14,488       14,488

           Prepaid loan fees                              10,000       10,000
                                                       ---------     --------
                                                         413,246      413,246
           Less:  accumulated amortization               (67,461)     (39,227)
                                                       ---------     --------

          Other assets, net                            $ 345,785     $374,019
                                                       =========     ========

Amortization expense for the eleven month period ended August 31, 2000 and the year ended September 30, 1999 was $28,234 and $29,718, respectively.

6.       ACCRUED EXPENSES AND OTHER LIABILITIES:

         The following is a summary of accrued expenses and other liabilities as of:

                                                      August 31,   September 30,
                                                         2000          1999
                                                      ----------   -------------

          Accrued other expenses                       $177,445      $150,376

          Accrued vacations                              55,633        33,885

          Deferred compensation                          36,843        55,378

          Unearned revenues                              16,549        31,944

          Accrued payroll taxes                              --         8,484

          Accrued interest                                5,714        10,374
                                                       --------     ---------

             Accrued expenses and other liabilities    $292,184     $ 290,441
                                                       ========     =========



7.       LINE OF CREDIT:

         The Company has a $1,000,000 line of credit bearing interest at 2% over prime (11.5% at August 31, 2000). The instrument is a demand note which is secured by substantially all of the Company assets and the personal guarantees of the three principal stockholders. The line is based on 75% of applicable accounts receivable. The balance outstanding at August 31, 2000 was $395,000.


8.       NOTES PAYABLE:

         Note payable, reflects a factoring agreement on a per invoice basis. The terms included a 3% factoring fee, interest free for the first 35 days of receipt of funds with interest at 20% after the 35th day. Payment was made upon receipt of payment from customer of related invoice on October 19, 1999.

9.       LONG TERM DEBT:

         Long term debt consisted of the following as of:

                                                       August 31,  September 30,
                                                          2000         1999
                                                       ---------   -------------

         Note payable, Green Mountain Capital,
         LP, monthly interest payments at 12%
         only until August 2000. Beginning
         September 2000 the outstanding principal
         balance of the note, and interest due on
         the outstanding  balance, will be paid in
         48 monthly installments. The note is
         secured by all Company assets, and the
         personal guarantee of the majority
         shareholders, and is subordinated to
         Enterprise Bank and Trust Company.            $ 500,000     $500,000

         Less amount due within one year                (125,000)     (  --  )
                                                       ---------     --------

         Notes payable, related parties, net of
         current portion                               $ 375,000     $500,000
                                                       =========     ========



         The following is a summary of future principal payments on the previously mentioned long term debt:

                 2001                         $ 125,000
                 2002                           125,000
                 2003                           125,000
                 2004                           125,000
                                              ---------
                Total                         $ 500,000
                                              =========

10.      NOTES PAYABLE, RELATED PARTIES:

         Notes payable to related parties consist of the following as of:

                                                       August 31,  September 30,
                                                          2000         1999
                                                       ----------  -------------

         Note payable, related party (19%
         shareholder), principal and interest
         payments monthly of $15,000. Payments
         are made monthly until maturity in 2004.
         Interest is at 10%. Secured by all
         Company assets, and subordinated to
         Green Mountain Capital, LP and Enterprise
         Bank and Trust Company.                        $527,769     $629,087

         Note payable, related party (20%
         shareholder), principal payments of $1,000
         per month beginning in October 1999.
         The loan carries no interest and is
         unsecured.                                           --       11,945

         Note payable, related party (18%
         shareholder), reflects factoring
         agreement on a per invoice basis.
         3% factoring fee, interest free for
         the first 35 days of receipt of funds
         with interest at 20% after the 35th day.
         Payment was made upon receipt of payment
         from customer of related invoice.                    --       90,000
                                                        --------     --------
            Total                                        527,769      731,032

         Less amount due within one year                (133,219)    (224,554)
                                                        --------     --------

         Notes payable, related parties, net of
         current portion                                $394,550     $506,478
                                                        ========     ========

         The following is a summary of future principal payments on notes payable, related parties:

                   2001                       $ 133,219
                   2002                         147,169
                   2003                         162,579
                   2004                          84,802
                                              ---------
                   Total                      $ 527,769
                                              =========

11.      CAPITAL STOCK:

         As of August 31, 2000 the Company had 200,000 shares of $.001 par value common stock authorized and 101,075 shares issued and outstanding. Shares issued during the eleven month period ended August 31, 2000 were in lieu of compensation for services in the amount of $14,767. As of the balance sheet date of September 30, 1999, the Company had 200,000 shares of no par value common stock authorized and 100,000 shares issued and outstanding.

         The Company was reorganized as a Delaware corporation effective June 22, 2000. The reorganization was completed through the creation of a corporation in Delaware and the subsequent merger of the Massachusetts corporation into the Delaware corporation. Shares of the Massachusetts corporation no par value common stock were exchanged for equal amounts of the Delaware corporation's $.001 par value common stock.


12.      STOCK OPTIONS AND WARRANTS:

         The Company has a stock option plan which was adopted on August 9, 1999. Under the plan the Company may grant options to key individuals. Under the terms of the plan employees, directors, consultants and advisors are eligible to participate in the plan. There are currently 15,625 shares of common stock, no par value reserved for issuance upon exercise of options under the plan. The Company may, in the discretion of the Board of Directors, grant either non-statutory stock options
         (NSO) or incentive stock options (ISO) provided, however, that ISO's may only be granted to employees in the Company. Options shall vest 25% every twelve months, with the first 25% vesting twelve months after the date of the grant. The options shall expire ten years after the date of the grant. The option price shall be determined by the Board of Directors and shall not be less than the fair market value at the time the option is granted. The original exercise price for options granted under the plan was $.01 per share. There were no options granted during the year ended September 30, 1999. During the eleven month period ended August 31, 2000 the Company issued 5,050 stock options to employees and directors under the terms of its original stock option plan and the subsequent "Delaware" stock option plan, which terms are substantially the same. 1,250 options were issued at an exercise price of $.01 per share in October of 1999. The remaining 3,800 options were issued in January and February 2000 at the exercise price of $1.00 per share. There were no exercisable options at the balance sheet date of August 31, 2000. Stock options granted under the "Massachusetts" stock option plan were converted to options in the Delaware corporation.

         The Company issued warrants in the amount of 7.5% of the outstanding shares of common stock of the corporation on a fully diluted basis at an exercise price of $.001 per share in connection with a $500,000 long term note payable from Green

         Mountain Capital LP. One half of one percent were issued in replacement and cancellation of the warrants that were issued at the closing of the $150,000 bridge loan in June of 1999. The additional seven percent were issued as additional consideration for the $500,000 loan. The Company has a right to earn back warrants equaling up to a maximum of two percent of the share base. The warrants may be earned back by either meeting a target sale price for the Company in either fiscal year 2000 or 2001 or by meeting annual sales goals for those fiscal years. The warrants shall expire nine years after the date of the grant. The warrants also contain anti-dilution provisions for the next $2,000,000 of investment. The warrants issued will not be diluted until after the Company has received additional equity investment in excess of $2,000,000.


13.      INCOME TAXES:

         The Company utilizes Statement of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Significant components of the Company's deferred tax assets and (liabilities) are as follows as of:

                                                    August 31,     September 30,
                                                       2000            1999
                                                    ----------     -------------
           Deferred tax assets:


                Net operating losses                 $247,259       $ 261,153

                Research and development credit       102,886          57,717

                State deferred tax assets              59,583          57,050

                Other, net                             16,606          15,754
                                                     --------       ---------

                Total deferred tax assets             426,334         391,674

                Valuation allowance                  (426,334)       (391,674)
                                                      -------       ---------

                Net deferred tax assets              $     --       $      --
                                                     ========       =========

         At August 31, 2000 and September 30, 1999, the Company had federal net operating loss carryforwards of $727,233 and $768,096, respectively, which will begin to expire in the year 2018. The Company also has federal research and development credits of $102,886 and $57,717, respectively, which will also begin to expire in 2018. For financial reporting purposes, a valuation allowance of $426,334 and $391,674 has been recognized at August 31, 2000 and September 30, 1999, respectively, relating primarily to federal and state net operating losses and the research and development credits.


14.      OPERATING LEASES:

         The Company leases its office and manufacturing space under a non-cancelable gross operating lease. The lease is dated August 15, 1998 and contains two additional one year renewal options with an increase in rent in the amount of the greater of the CPI or 6% for each year.

         The future minimum lease payments required under the lease are $63,439 through the expiration of the first renewal period was set to expire on August 14, 2000. Minimum lease payments exclude contingent rentals and rentals under renewal options, which, as of August 31, 2000 and September 30, 1999, were not reasonably assured of being exercised.

         Rent expense for the eleven months and year ended August 31, 2000 and September 30, 1999 consisted of the following components: minimum lease payments $74,642 and $70,939, respectively, and trash disposal fees of $1,800 and $1,800, respectively.

         The Company entered into a non-cancelable operating lease dated February 9, 2000, for engineering equipment. The lease term is for 48 months, and began on April 1, 2000. Equipment lease expense consisted of $4,743 for the eleven months ended August 31, 2000. Future minimum lease payments through the year 2004 are estimated at $36,418.


15.      RELATED PARTY TRANSACTIONS:

         The Company is currently leasing equipment from Loggi, Inc., which is owned and operated by a 30% shareholder of the Company. The lease payments amount to $745 per month under an annual lease beginning in September 1997, and renews automatically on an annual basis.

         The Company purchases a portion of its products from International Hi-Tech Partners (IHP), and entity owned and operated by the Company's President and Chief Executive Officer, John Thonet. Following is a list of transactions and balances with IHP as of:

                                              August 31,        September 30,
                                                2000                1999
                                              ----------        -------------

            Purchases from affiliate            $    --            $259,000

            Due to affiliate                    $    --            $ 61,325


16.      MAJOR CUSTOMERS:

         A material part of the Company's business is dependent on one customer and three customers, as of August 31, 2000 and September 30, 1999, respectively, the loss of any one of which could have a materially adverse effect on the Company. During the eleven months ended August 31, 2000 and year ended September 30, 1999, these customers accounted for approximately 52% and 71% of the Company's revenues, respectively.


17.      RECAPITALIZATION:

         On August 9, 1999, the Company approved a plan of recapitalization pursuant to which each share of common stock issued and outstanding was exchanged on a 1 for 10 basis into .1 shares of common stock. As a result of the transactions, 190,000 shares owned by John Thonet were converted to 19,000 shares of common stock, no par value and 10,000 shares owned by International Hi-Tech Partners were converted to 1,000 shares of common stock, no par value.


18.      CONCENTRATION OF CREDIT RISK:

         The Company maintains cash in bank deposit accounts at one financial institution. The balances, at times, may exceed federally insured limits. As of August 31, 2000 and September 30, 1999, the Company deposits exceeded the insured limit by $373 and $114,198, respectively.


19.      SUBSEQUENT EVENTS:

         The Company is currently a co-plaintiff in a product liability suit with the CyberStorage Systems, Inc. Creditors Trust. This position was purchased as part of the asset acquisition described in Note 2. Proceeds from any successful outcome of this litigation would be divided between the attorney trying the matter, the Trust and the Company. The trial by jury was completed in Federal

         Court on June 9, 2000 with a verdict for the plaintiffs in the amount of $291,000. The decision will be sent down by the Court upon resolution of Massachusetts 93A issues relating to interest period and awarding of attorney's fees to the plaintiffs.

         On September 14, 2000, the Company completed a merger with Storage Computer Corporation (SCC) and became a wholly owned subsidiary of SCC. SCC is a publicly traded company on the American Stock Exchange under the ticker symbol of SOS. The shares of the Company were exchanged for 1,980,069 shares of SCC stock, plus the assumption of all outstanding stock options and warrants. Approximately, 19.59 shares of SCC were exchanged for each share of the Company.

20.      SUPPLEMENTAL CASH FLOW INFORMATION:

         The amounts of interest and income taxes paid during the eleven months and year ended are as follows:

                                          August 31,        September 30,
                                            2000                1999
                                          ---------         -------------

             Interest                     $123,265            $ 68,291
             Income taxes                       --                  --



21.      REPURCHASE AGREEMENTS:

         The Company has stock repurchase agreements in place for 80% of its share base, encompassing most of its shareholders. Under the terms of the agreement the affected shareholders must resell 50% of their share holdings to the Company, at the original purchase price, upon voluntary or involuntary termination of his or her employment with the Company. The Company's right of repurchase for these shareholder/ employees shall lapse 6.25% every three months after the date of the stock purchase. Therefore, the right of repurchase shall expire after the shareholder/employee has been under the employ of the Company two years after the date of the original stock acquisition, August 30, 1999. The shares shall become fully vested upon a change of control of the Company. In addition, the Company holds a right of first refusal after the shares have been fully vested for those affected shareholders.

22.      RETIREMENT PLAN:

         The Company has instituted a 401K retirement plan in which all employees may participate. As of August 31, 2000 and September 30, 1999, the Company's policy is to make no matching contributions to the participating employees' accounts.

         (b)      Pro Forma Financial Information.

         On September 14, 2000, Storage Computer Corporation ("the Company") acquired all of the outstanding common stock of CyberStorage Systems Corporation ("CyberStorage") in a transaction accounted for as a purchase for 2,200,000 shares of the Company's common stock valued at approximately $22,440,000, approximately $380,600 of direct costs of the acquisition and the assumption of approximately $2,285,100 of liabilities of CyberStorage.

         The unaudited Consolidated Statement of Financial Position of the Company at September 30, 2000 included in the Company's Quarterly Report Form 10Q for the third quarter ended September 30, 2000, which is incorporated herein by reference, includes the accounts of CyberStorage.

         The unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the acquisition as if it had occurred on January 1, 1999. The unaudited Pro Forma Statement of Operations for the year ended December 31, 1999 is based on historical results of operations of the Company for the year ended December 31, 1999 and the historical results of CyberStorage for the year ended September 30, 1999. The unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2000 is based on historical results of the Company for the nine months ended September 30, 2000 and the historical results of CyberStorage for the nine months ended June 30, 2000.

         The unaudited Pro Forma Combined Statements of Operations and the accompanying notes (collectively the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto included in the Company's Annual Report Form 10KA for the year ended December 31, 1999 and its Quarterly Report Form 10Q for the quarter ended September 30, 2000.

         The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future results of operations of the consolidated company after the acquisition of CyberStorage, or of results of operations of the consolidated company that would have actually occurred had the acquisition of CyberStorage been effected as of the dates described above.

                          STORAGE COMPUTER CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1999

                                  Storage          Cyberstorage
                                  Computer           Systems
                                Corporation        Corporation
                              12 Months Ended    12 Months Ended        Pro Forma        Pro Forma
                             December 31, 1999  September 30, 1999     Adjustments      as Adjusted
                             -----------------  ------------------     ------------     -------------
Revenue                        $ 10,525,658        $  2,328,518                         $ 12,854,176
Product costs                     6,303,125           1,406,622                            7,709,747
                               ------------        ------------                         ------------
        Gross margin              4,222,533             921,896                            5,144,429

Operating expenses:
  Research and development        1,980,988             349,031                            2,330,019
  Selling and marketing           4,098,347             440,027                            4,538,374
  General and administrative      2,357,254             611,781                            2,969,035
  Amortization of intangibles                            27,485        $  2,694,955(B)     2,722,440
                               ------------        ------------        ------------     ------------
        Total                     8,436,589           1,428,324           2,694,955       12,559,868

                               ------------        ------------        ------------     ------------
Operating loss                   (4,214,056)           (506,428)         (2,694,955)      (7,415,439)

Other income (expense):
  Interest expense, net            (840,253)            (68,291)                            (908,544)
  Other income                      278,114               4,558                              282,672
                               ------------        ------------                         ------------
        Total                      (562,139)            (63,733)                            (625,872)

                               ------------        ------------        ------------     ------------
Loss before income tax benefit   (4,776,195)           (570,161)         (2,694,955)      (8,041,311)

Income tax benefit                 (199,868)                                                (199,868)

                               ------------        ------------        ------------     ------------

Net loss                       $ (4,576,327)       $   (570,161)       $ (2,694,955)    $ (7,841,443)
                               ============        ============        ============     ============

Net loss per basic and         $      (0.40)                                            $      (0.58)
dilutive share

Basic and dilutive shares        11,376,082                               2,200,000(D)    13,576,082


      See notes to the unaudited pro forma combined financial statements.

                          STORAGE COMPUTER CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                Storage         CyberStorage
                                               Computer           Systems
                                             Corporation        Corporation
                                            9 Months Ended     9 Months Ended    Pro Forma         Pro Forma
                                          September 30, 2000   June 30, 2000    Adjustments       as Adjusted
                                          ------------------   ---------------  ------------      ------------
Revenue                                      $  5,187,596     $  3,086,911     $   (129,056)(C)   $  8,145,451
Product costs including inventory
restructuring costs                             5,688,941        1,594,301          (73,848)(C)      7,209,394
                                             ------------     ------------     ------------       ------------
           Gross margin                          (501,345)       1,492,610          (55,208)           936,057

Operating expenses:
     Research and development                     997,776          485,958           37,421 (C)      1,446,313
     Selling and marketing                      1,664,500          386,219          (14,368)(C)      2,036,351
     General and administrative                 1,702,631          408,211          (19,858)(C)      2,090,984
     Amortization of intangibles                  186,855           20,934        1,834,041 (B,C)    2,041,830
     Restructuring costs                          740,130                0                0            740,130
                                             ------------     ------------     ------------       ------------
           Total                                5,291,892        1,301,322        1,762,394          8,355,608

                                             ------------     ------------     ------------       ------------
Operating income (loss)                        (5,793,237)         191,288       (1,817,602)        (7,419,551)

Other income (expense):
     Interest expense, net                       (354,307)         (91,886)           6,905 (C)       (439,288)
     Other income (expense)                      (128,854)           1,367                            (127,487)
                                             ------------     ------------     ------------       ------------
           Total                                 (483,161)    $    (90,519)           6,905           (566,775)

                                             ------------     ------------     ------------       ------------
Income (loss) before income taxes              (6,276,398)         100,769       (1,810,697)        (7,986,326)

Provision for income taxes                         13,763                                               13,763

                                             ------------     ------------     ------------       ------------
Net income (loss)                              (6,290,161)         100,769       (1,810,697)        (8,000,089)

Imputed preferred stock dividend                2,993,721                                            2,993,721
                                             ------------     ------------     ------------       ------------

Net income (loss) applicable to common
stockholders                                 $ (9,283,882)    $    100,769     $ (1,810,697)      $(10,993,810)
                                             ============     ============     ============       ============

Net loss per basic and dilutive share              $(0.51)                                              $(0.56)

Net loss available to common stockholders
per basic and diluted share                        $(0.75)                                              $(0.77)

Basic and dilutive shares                      12,417,098                                           14,254,460



      See notes to the unaudited pro forma combined financial statements.

Notes to the Unaudited Pro Forma Combined Financial Information


Pro Forma Adjustments and Assumptions

(A) The Company acquired all of the outstanding stock of CyberStorage for 2,200,000 shares of the Company's common stock valued at approximately $22,440,000 plus direct costs of acquisition and the assumption of CyberStorage liabilities on September 14, 2000.

         The actual purchase price was allocated over the fair values of the acquired assets and liabilities as of the actual acquisition date, September 14, 2000 as follows:


            Current assets                          $   878,400
            Property, plant and equipment               151,600
            Other non-current assets                     16,700
            Identifiable intangibles                  5,200,000
            Residual purchase price - Goodwill       18,859,000
                                                    -----------
            Purchase price                          $25,105,700
                                                    ===========


(B) In the unaudited Pro Forma Combined Statement of Operations for the twelve month ended December 31, 1999, the pro forma adjustment includes $2,722,440 in amortization of goodwill and other intangible assets that would have been recorded during that period reduced by $27,845, which represents amortization of goodwill recorded in the historical financial statements of CyberStorage.

In the unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2000, the pro forma adjustment includes $2,041,830 in amortization of goodwill and other intangible assets that would have been recorded during that period reduced by $20,934, which represents amortization of goodwill recorded in the historical statements of CyberStorage.

   The pro forma adjustment is based on the amortization of goodwill and other intangible assets determined as of the acquisition date and are amortized on a straight-line basis as follows:

            Identified intangibles                      5 to 7  years
            Residual purchase price - Goodwill            10    years


      (C) The pro forma adjustment is made to eliminate the revenue and expenses of CyberStorage from September 14, 2000, the date of acquisition, through September 30, 2000 which are included in the accounts of the Company at September 30, 2000.

      (D) Since the unaudited Pro Forma Combined Statements of Operations results in a net loss, the pro forma basic and diluted loss per common share are computed by dividing the diluted net loss available to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of common shares outstanding assumes that the 2,200,000 shares of the Company's common stock issued in the acquisition of CyberStorage were outstanding for each entire period.


         (c)      Exhibits


2.1+ Agreement and Plan of Reorganization dated as of August 22, 2000 by and among Storage Computer Corporation, Cyber Acquisition Corporation, and CyberStorage Systems Corporation.

2.2+ Amendment No. 1 to Agreement and Plan of Reorganization dated as of September 14, 2000 by and among Storage Computer Corporation, Cyber Acquisition Corporation, and CyberStorage Systems Corporation.

13.1++ The Company's Form 10-Q for the period ending September 30, 2000, filed on November 14, 2000.

23.1 Consent of Melanson, Heath & Company P.C., independent auditors.

99.1+ Press release issued by Storage Computer Corporation on September 14,
2000.

-------------
+        Previously filed.
++ Incorporated by reference to the Registrant's Current Report on Form 8-K/A dated November 28, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 28, 2000                     STORAGE COMPUTER CORPORATION




                                             By:  /s/ Theodore J. Goodlander
                                                --------------------------------
                                             Name: Theodore J. Goodlander
                                             Title: Chief Executive Officer

                                  EXHIBIT INDEX


2.1+ Agreement and Plan of Reorganization dated as of August 22, 2000 by and among Storage Computer Corporation, Cyber Acquisition Corporation, and CyberStorage Systems Corporation.

2.2+ Amendment No. 1 to Agreement and Plan of Reorganization dated as of September 14, 2000 by and among Storage Computer Corporation, Cyber Acquisition Corporation, and CyberStorage Systems Corporation.

13.1++ The Company's Form 10-Q for the period ending September 30, 2000, filed on November 14, 2000.

23.1     Consent of Melanson, Heath & Company P.C., independent auditors.

99.1+ Press release issued by Storage Computer Corporation on September 14,
2000.

------------
+  Previously filed.
++ Incorporated by reference to the Registrant's Current report on Form 8-K/A dated November 28, 2000.